UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_____________________

Date of Report (Date of earliest event reported) March 19, 2018

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-6311 (Commission File Number)	72-0487776 (IRS Employer Identification No.)

6002 Rogerdale Road, Suite 600 Houston, Texas (Address of principal executive offices)	77072 (Zip Code)

(713) 470-5300

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

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Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)On March 19, 2018, the compensation committee (the “Committee”) of the board of directors (the “Board”) of Tidewater Inc. (the “Company”) approved a new short-term incentive program (the “STI Program”) in which the Company’s named executive officers (the “named executives”) will participate for fiscal 2018.

The amount of bonuses payable under the fiscal 2018 STI Program will be determined based upon the Company’s performance as measured against specific adjusted cash flow from operations (“CFFO”) targets for the year.

Actual payout for each participant will be determined based on two additional metrics – the Company’s safety performance during the year (representing 25% of the target award) and individual performance as measured against specific performance goals (representing 75% of the target award).  The Committee has approved or will approve the individual performance goals for each named executive.

Payout on the safety portion may range from 0-100% of the target safety component, depending upon both CFFO and safety performance, while payout on the individual performance component may range from 0-125%, depending on both CFFO and an assessment of individual performance.  Therefore, the maximum a participant may earn under the fiscal 2018 STI program is 118.75% of his or her target award.

The following chart shows the target award for each named executive who is currently serving as an officer of the Company, expressed as a percentage of his base salary, as well as the dollar amount of the target award he would be eligible to receive under the STI Program for fiscal 2018, assuming continuous service through the end of the year:

Named Executive	Target Award (% of Base Salary)	Target Award ($)
John T. Rynd, President & CEO	100%	$ 498,082*
Quinn P. Fanning, EVP & CFO	95%	$ 318,963
Jeffrey A. Gorski, EVP & COO	95%	$ 307,254

*The dollar value of Mr. Rynd’s target award is pro-rated to reflect his appointment as President and CEO of the Company effective March 5, 2018.

In addition, the Committee approved a pro-rata bonus of $98,711 for fiscal 2018 to Larry T. Rigdon, a member of the Board who served as the Company’s president and chief executive officer on an interim basis until Mr. Rynd’s appointment.  This bonus, which will be paid to Mr. Rigdon within a few days of the Committee’s approval, represents the portion of the target award for which he would have been eligible under the STI Program during the time period in fiscal 2018 (January 1, 2018 to March 4, 2018) in which he served as interim president and CEO, adjusted for safety performance during the same period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:   /s/ Bruce D. Lundstrom

Bruce D. Lundstrom

Executive Vice President, General Counsel and Secretary

Date: March 23, 2018

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